SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2004

BIOSITE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-21873	33-0288606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11030 Roselle Street, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 455-4808

Item 5.  Other Events

Biosite Incorporated (“Biosite”) is providing additional information about tax fees that Biosite paid to its independent auditors, Ernst & Young LLP (“E&Y”) reported in Biosite’s proxy statement for its 2004 Annual Meeting of Stockholders.

Independent Auditors’ Fees

The following table sets forth supplemental information regarding fees billed by E&Y for services rendered to Biosite for the fiscal year ended December 31, 2003 (in thousands):

Audit Fees	$265
Audit-Related Fees	17
Tax Fees – Preparation and Compliance	232

Total Audit, Audit-Related and Tax Preparation and Compliance Fees	$514

Other Non-audit Fees:
Tax Fees – Other (1)	$101
All Other Fees	0

Total – Other Non-audit Fees	$101

Total – Fees	$615

(1)           Tax Fees – Other includes state, federal and international tax consulting advice and services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSITE INCORPORATED

	By:	/s/ Christopher J. Twomey
Christopher J. Twomey
Vice President, Finance and Chief Financial Officer

Dated: May 24, 2004